                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Financial  Highlights for the Value Equity Fund" in the Prospectus/Proxy  Statement,  to the reference to our firm in Exhibit A to the Prospectus/Proxy Statement and to the use of our
reports on UBS U.S.  Value Equity Fund, a series of The UBS Funds,  dated August
27, 2002 and UBS Financial Sector Fund Inc.  (formerly,  UBS Financial  Services
Fund)  dated  May  5,  2003,  which  are  incorporated  by  reference,  in  this
Registration Statement (Form N-14 No. 33-47287 and 811-6637) of The UBS Funds.

                    ERNST & YOUNG LLP

New York, New York
August 5, 2003